Exhibit 99.1

POLICY REPLACEMENT AGREEMENT

By and Between

Homeowners Choice Property & Casualty Insurance Company, Inc.

and

Anchor Property & Casualty Insurance Company

together with

Anchor Insurance Managers, Inc.

Dated as of February 12, 2020

tABLE OF cONTENTS

Article 1 DEFINITIONS	2
Section 1.1	Defined Terms.2
Section 1.2	Interpretation.4
Article 2 THE TRANSACTION	5
Section 2.1	Terms of the Transaction.5
Section 2.2	Representations and Warranties of the Company and the MGA.8
Section 2.3	Representations and Warranties of HCPCI.9
Section 2.4	Conditions Precedent to Effectiveness of Agreement.9
Section 2.5	Transfer of Unearned Premium Reserves.10
Section 2.6	Non-Assumption of Liabilities.10
Article 3 PAYMENTS AND OFFSET	11
Section 3.1	Premium Payments.11
Section 3.2	Offset Rights.14
Section 3.3	Audit and Inspection Rights.14
Article 4 CLAIMS ADMINISTRATION	15
Article 5 REGULATORY MATTERS	15
Article 6 DUTY OF COOPERATION	15
Article 7 RESOLUTION OF DISPUTES	15
Article 8 ADDITIONAL COVENANTS	16
Section 8.1	Renewal Rights.16
Section 8.2	Communications with Producers and Policyholders.17
Section 8.3	Non-Solicitation with Respect to the Subject Policies.17
Section 8.4	No Changes to Business or Operations.18
Section 8.5	Agreement Binding on the MGA.18
Section 8.6	Data and Information.18
Section 8.7	Bonus.18
Article 9 REGULATORY APPROVALS	19
Article 10 TERMINATION	19
Article 11 INDEMNIFICATION	19
Section 11.1	Indemnification Obligations of the Company.19
Section 11.2	Indemnification Obligations of HCPCI.20

Article 12 MISCELLANEOUS	20
Section 12.1	Notices.20
Section 12.2	Assignment; Parties in Interest.21
Section 12.3	Waivers and Amendments; Preservation of Remedies.22
Section 12.4	Governing Law; Venue.22
Section 12.5	Counterparts.22
Section 12.6	Entire Agreement; Merger.22
Section 12.7	Headings.23
Section 12.8	Severability.23
Section 12.9	Expenses.23
Section 12.10	Further Assurances.23
Section 12.11	Currency.23

POLICY REPLACEMENT AGREEMENT

This POLICY REPLACEMENT AGREEMENT (this “Agreement”), dated as of February 12, 2020, is entered into by and between, Homeowners Choice Property & Casualty Insurance Company, INC., a Florida domiciled insurance company (“HCPCI”), and ANCHOR PROPERTY & CASUALTY Insurance Company, a Florida domiciled insurance company (the “Company”) together with its affiliate, ANCHOR INSURANCE MANAGERS, INC. (the “MGA”) (each, a “Party”; together, the “Parties”).

RECITALS:

WHEREAS, the Company’s Board of Directors (the “Board”) has determined it would be in the best interests of its policyholders and shareholders to terminate all of the Company’s in-force policies and to coordinate the issuance of replacement policies to the Company’s policyholders by another insurer with a Financial Stability Rating of A, Exceptional; and

WHEREAS, HCPCI has a Demotech rating of A, Exceptional, which was affirmed on December 3, 2019, and HCPCI has agreed, subject to the terms of this Agreement, to issue replacement policies to the Company’s policyholders under an arrangement that will minimize the disruption to the Company’s policyholders; and

WHEREAS, as more particularly set forth herein, subject to approval of the Florida Office of Insurance Regulation (the “OIR”), the Company and HCPCI wish to enter into an arrangement pursuant to which the Company will cancel all of its insurance policies in-force as of 12:01 a.m. Local Time (as hereinafter defined) on April 1, 2020 (each, a “Subject Policy” and collectively, the “Subject Policies”) issued to the Company’s policyholders (each, a “Policyholder” and collectively, the “Policyholders”), after the Company has issued notices of cancellation to such Policyholders at least forty-five days in advance (the “Cancellation Notices”); and

WHEREAS, in consideration for the Company’s transfer to HCPCI of the Unearned Premium Reserves (as hereinafter defined), and unless a Policyholder notifies the Company or HCPCI that such Policyholder opts out or otherwise cancels a Subject Policy prior to 12:01 a.m. Local Time on April 1, 2020 (the “Policy Replacement Date”), on and as of the Policy Replacement Date HCPCI will issue new short-term insurance policies (each, a “Replacement Policy” and collectively, the “Replacement Policies”) to the Policyholders on coverage terms and at rates that are identical to the Company’s coverage terms and rates for policy terms commencing on the Policy Replacement Date and expiring on the same dates that the Subject Policies would have expired or renewed but for the Company’s cancellation of the Subject Policies; and

WHEREAS, HCPCI will offer to renew the Replacement Policies on HCPCI’s approved forms and rates (each, a “Renewal Policy” and collectively, the “Renewal Policies”), subject to exceptions for material misstatement, nonpayment of premium, substantial change in the risk or fraud, and excluding any Subject Policies that were noticed for non-renewal by the Company prior to the Policy Replacement Date (each, an “Expiring Subject Policy” and collectively, the “Expiring Subject Policies”); and

WHEREAS, in conjunction with the issuance of Replacement Policies for the Expiring Subject Policies, HCPCI will issue to such Policyholders written notice that their Replacement Policies will be terminated at the end of the terms of such Replacement Policies and not be renewed for the same reasons set forth in the notices of nonrenewal that the Company specified in its notices of nonrenewal delivered to such Policyholders for the Expiring Subject Policies prior to the Policy Replacement Date (each, a “Terminated Replacement Policy” and collectively, the “Terminated Replacement Policies”); and

WHEREAS, to effectuate the transactions contemplated by this Agreement, the MGA will be required to perform certain covenants, duties and obligations for and on behalf of the Company; and

WHEREAS, the Parties intend for HCPCI to assume no duties, liabilities or obligations of any kind whatsoever attributed to or arising out of the Subject Policies, including, but not limited to, claims occurring or arising from events occurring prior to the Policy Replacement Date under the Subject Policies;

NOW, THEREFORE, in consideration of the foregoing premises and the mutual promises and covenants set forth herein, and in reliance upon the representations, warranties, conditions and covenants contained herein, and intending to be legally bound hereby and thereby, the Parties hereto do hereby agree as follows:

Article 1
DEFINITIONS

Section 1.1Defined Terms.

The following terms shall have the respective meanings specified below throughout this Agreement.

“Agreement” has the meaning set forth in the first paragraph.

“Affiliate” (and, with a correlative meaning, “Affiliated”) means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person.  As used in this definition, “control” (including, with correlative meanings, “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract, as trustee or executor, or otherwise).

“Applicable Law” means any order, law, statute, regulation, rule, pronouncement, ordinance, bulletin, writ, injunction, directive, judgment, decree, principle of common law, constitution or treaty enacted, promulgated, issued, enforced or entered by any Governmental Entity applicable to the parties hereto, or any of their respective businesses, properties or assets.

“Board” has the meaning set forth in the recitals.

“Cancellation Notices” has the meaning set forth in the recitals.

“Claim” and “Claims” means any and all claims, requests, demands or notices made by or on behalf of policyholders, beneficiaries or third-party claimants for indemnification or payment for amounts due or alleged to be due under the Subject Policies.

“Company” has the meaning set forth in the first paragraph.

“Confidential Information” means any confidential or proprietary information related to the Subject Policies, including written or electronically stored confidential and proprietary data which identifies past or current customers of the Company or its Affiliates, written information about business practices, product design, pricing, research, or development, computer systems and written business plans of the Company or its Affiliates, and confidential and proprietary computer data processing tapes, record formats, source and object codes, in each case related to the Subject Policies.

“Expiring Subject Policy” or “Expiring Subject Policies” has the meaning set forth in the recitals.

“Final UPR Transfer Amount” has the meaning set forth in Section 3.1(b)(iii).

“Final UPR Transfer Report” has the meaning set forth in Section 3.1(b)(iii).

“Governmental Entity” means any federal, state, local, foreign, international or multinational entity or authority exercising executive, legislative, judicial, regulatory, administrative or taxing functions of or pertaining to government.

“HCPCI” has the meaning set forth in the first paragraph.

“Initial UPR Transfer Amount” has the meaning set forth in Section 2.5.

“Local Time” means the time zone applicable to the location of the property insured under the Subject Policies.

“MGA” has the meaning set forth in the first paragraph.

“MGA Agreement” has the meaning set forth in Section 8.5.

“OIR” has the meaning set forth in the recitals.

“Outside Accountants” has the meaning set forth in Section 3.1(b)(vi).

“Party” or “Parties” has the meaning set forth in the first paragraph.

“Person” shall mean any individual, corporation, partnership, firm, joint venture, association, joint-stock company, limited liability company, trust, estate, unincorporated organization, Governmental Entity or other entity, including, but not limited to, any Affiliate.

“Policy Register” has the meaning set forth in Section 2.1(a).

“Policy Replacement Date” has the meaning set forth in the recitals.

“Policyholder” or “Policyholders” has the meaning set forth in the recitals.

“Preliminary UPR True Up Report” has the meaning set forth in Section 3.1(b)(i).

“Preliminary UPR Transfer Amount” has the meaning set forth in Section 3.1(b)(iii).

“Premium(s)” means all gross written premiums, pre-paid premiums, considerations, deposits, premium adjustments, fees and similar amounts for coverage that would be provided under the Subject Policies following the Policy Replacement Date but for the cancellation of the Subject Policies as contemplated by this Agreement.

“Premiums In Force” means the total annual premiums, less policy fees and surcharges, attributed to the Subject Policies in force immediately prior to cancellation of such Subject Policies on the Policy Replacement Date.

“Renewal Policy” or “Renewal Policies” has the meaning set forth in the recitals.

“Replacement Policy” or “Replacement Policies” has the meaning set forth in the recitals.

“Representative” of a Person means the directors, officers, employees, advisors, agents, stockholders, consultants, independent accountants, investment bankers, counsel or other representatives of such Person and of such Person’s Affiliates.

“Return Premium Amount” has the meaning set forth in Section 3.1(a)(i).

“Terminated Replacement Policy” or “Terminated Replacement Policies” has the meaning set forth in the recitals.

“Unearned Premium Reserves” means the gross liability as of April 1, 2020 for the amount of collected Premium corresponding to the unexpired portion of all Subject Policies as of the Policy Replacement Date, calculated using the daily pro rata method, prepared in accordance with statutory accounting practices, and subject to any applicable premium, commission or brokerage adjustments prior to or after the Policy Replacement Date pursuant to the underlying terms and conditions of the Subject Policies or agent or broker contracts related thereto, which adjustments shall be accounted for and settled as between the Parties pursuant to Section 3.1.

“Unresolved Changes” has the meaning set forth in Section 3.1(b)(vi).

“UPR Adjustment” has the meaning set forth in Section 3.1(b)(ix).

“UPR Settlement Period” has the meaning set forth in Section 3.1(b)(x).

Section 1.2Interpretation.

(a)The Parties hereto have participated jointly in the negotiation and drafting of this Agreement.  Consequently, in the event that an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement.

(b)When a reference is made in this Agreement to a section or article, such reference will be to a section or article of this Agreement unless otherwise clearly indicated to the contrary.  Whenever the words “include”, “includes” or “including” are used in this Agreement they will be deemed to be followed by the words “without limitation.”  The words “hereof,” “herein” and “herewith” and words of similar import will, unless otherwise stated, be construed to refer to this Agreement (including the schedules and exhibits) as a whole and not to any particular provision of this Agreement.  The meaning assigned to each term used in this Agreement will be equally applicable to both the singular and the plural forms of such term, and words denoting any gender will include all genders.  Where a word or phrase is defined herein, each of its other grammatical forms will have a corresponding meaning.

(c)The schedules and exhibits, if any, attached hereto are incorporated into this Agreement and will be deemed a part hereof as if set forth herein in full.  In the event of any conflict between the provisions of this Agreement and any schedule or exhibit, the provisions of this Agreement will control.  Capitalized terms used in the schedules have the meanings assigned to them in this Agreement.  The listing of an item in one section of the schedules shall be deemed a listing in each section of the schedules, notwithstanding the lack of a specific cross-reference, and to apply to each other representation and warranty to which its relevance is reasonably apparent on its face.  The section references referred to in the schedules are to sections of this Agreement, unless otherwise expressly indicated.

Article 2

THE TRANSACTION

Section 2.1Terms of the Transaction.

(a)On February 12, 2020, the Company shall deliver to HCPCI a detailed listing of the Subject Policies (the “Policy Register”), which shall, at a minimum, identify with regard to each Subject Policy (i) the name and address of the Policyholder, (ii) the policy number, (iii) the coverage provided by the Subject Policy, (iv) the total Premium for the Subject Policy, (v) the amount of Premium paid by the Policyholder, (vi) the amount of unpaid Premium, (vii) the terms of any payment plan applicable to the Subject Policy, (viii) the amount of Unearned Premium Reserves attributed to the Subject Policy, (ix) name and contact information for the Policyholder’s agent of record, and (x) the amount of commissions paid to the agent of record.

(b)On February 12, 2020, the Company shall transfer to HCPCI the Initial UPR Transfer Amount pursuant to Section 2.5.

(c)Provided that the Company has satisfied the conditions identified in Section 2.4, the Company shall issue Cancellation Notices to the Policyholders on February 14, 2020, with copies to their respective agents, for all Subject Policies identified on the Policy Register in accordance with Section 627.4133(2)(b)(6), Florida Statutes. The form of

Cancellation Notices and related communications to Policyholders and their agents shall be mutually agreed upon by the Parties and approved by the OIR. HCPCI agrees to print and mail the Cancellation Notices to the Policyholders at HCPCI’s expense as part of the package that will be distributed by HCPCI pursuant to Section 2.1(d). Among other things, the Cancellation Notices and related communications will explain:

(i)that, in consideration for the Company’s transfer to HCPCI of the Unearned Premium Reserves, the Replacement Policies will be issued by HCPCI for the same terms of coverage and at the same rates applicable to the Subject Policies;

(ii)that the Policyholders will not be required to take any action to effectuate HCPCI’s issuance of the Replacement Policies, other than their timely payment to the Company of Premiums due on or before the Policy Replacement Date;

(iii)that the Policyholders must directly pay to HCPCI any unpaid premiums billed by HCPCI for coverage under the Replacement Policies, provided that HCPCI will credit such Policyholders for any payments of Premiums collected by the Company and transferred to HCPCI prior to the Policy Replacement Date;

(iv)the Replacement Policies will expire on the same date that the Subject Policies were set to terminate or be renewed by the Company but for the cancellation by the Company on the Policy Replacement Date;

(v)how the Policyholders may notify the Company prior to the Policy Replacement Date that they do not desire to receive a Replacement Policy issued by HCPCI on the Policy Replacement Date;

(vi)that, if such Policyholders elect not to accept a Replacement Policy, their Subject Policies will be cancelled as of the Policy Replacement Date, and any unearned Premiums paid to the Company shall be refunded to them promptly after the Policy Replacement Date;

(vii)that, upon expiration of the Replacement Policies and subject to exceptions for material misstatement, nonpayment of premium, substantial change in the risk or fraud, HCPCI will issue Renewal Policies to such Policyholders on HCPCI’s approved forms and rates, which could result in an increase in their premiums and differences in coverages; and

(viii)that HCPCI will not issue Renewal Policies to Policyholders with Expiring Subject Policies due to the same reasons such Expiring Subject Policies were noticed for nonrenewal by the Company.

(d)Provided that the Company has satisfied the conditions identified in Section 2.4, in conjunction with the Company’s issuance of the Cancellation Notices on February 14, 2020, HCPCI will issue to the Policyholders identified on the Policy Register declaration pages reflecting the same terms as the Subject Policies, except that such declaration pages will be on HCPCI’s forms and will show the Policy Replacement Date as the beginning of the Replacement Policy period. The notices transmitting the HCPCI declaration pages for the Replacement Policies will explain:

(i)that the Replacement Policies to be issued by HCPCI are on the same terms of coverage and at the same rates applicable to the Subject Policies;

(ii)the Replacement Policies will expire on the same date that the Subject Policies were set to terminate or be renewed by the Company but for the cancellation of the Subject Policies by the Company on the Policy Replacement Date;

(iii)the amount of unpaid premium for the Replacement Policy, including instructions for how and when to make premium payments to HCPCI to maintain coverage under the Replacement Policy;

(iv)that any premium coming due under the Replacement Policy after the Policy Replacement Date shall be paid directly to HCPCI;

(v)that failure to make timely premium payments to HCPCI after the Policy Replacement Date will result in issuance of a notice of cancellation of the Replacement Policy for nonpayment of the premium;

(vi)that, upon expiration of the Replacement Policies and subject to exceptions for material misstatement, nonpayment of premium, substantial change in the risk or fraud, HCPCI will issue Renewal Policies to such Policyholders on HCPCI’s approved forms and rates, which could result in an increase in their premiums and differences in coverages; and

(vii)that HCPCI will not issue Renewal Policies to Policyholders with Expiring Subject Policies due to the same reasons such Expiring Subject Policies were noticed for nonrenewal by the Company.

(e)After the Policy Replacement Date, HCPCI will offer to issue Renewal Policies to the Policyholders who receive Replacement Policies on HCPCI’s approved forms and rates, subject to exceptions for material misstatement, nonpayment of premium, substantial change in the risk or fraud. After the first renewal of the Replacement Policies, HCPCI may nonrenew such Policyholders for any reasons otherwise permitted by its underwriting rules and Applicable Law. HCPCI will not issue Renewal Policies to any Policyholders with Expiring Subject Policies. In conjunction with the issuance of Replacement Policies for the Expiring Subject Policies, HCPCI will issue to such Policyholders written notice that their Replacement Policies will be terminated at the end of the terms of such Replacement Policies and not be renewed for the same reasons set forth in the notices of nonrenewal that the Company specified in its notices of nonrenewal delivered to such Policyholders for the Expiring Subject Policies prior to the Policy Replacement Date.

(f)If any Company-appointed agents who are agents-of-record for the Subject Policies are not already appointed by HCPCI, HCPCI will offer to appoint such agents effective as of the Policy Replacement Date, subject to the same terms and conditions that apply to other agents appointed by HCPCI. If an agent-of-record for a Subject Policy refuses or otherwise fails to accept an appointment with HCPCI, the Subject Policy will nevertheless be cancelled on the Policy Replacement Date, and a Replacement Policy will be issued to the Policyholder, unless such Policyholder has cancelled the Subject Policy prior to the Policy Replacement Date. Any Replacement Policy that does not have an agent-of-record on or after the Policy Replacement Date will be serviced directly by HCPCI or its Affiliates until the Policyholder has made an agent-of-record designation with an agent who is appointed by HCPCI.

Section 2.2Representations and Warranties of the Company and the MGA.

The Company and the MGA (as applicable) hereby represents and warrant to HCPCI as of the date of execution of this Agreement the following:

(a)The Company is an insurance company duly authorized and validly existing under the laws of the State of Florida and has all requisite power and authority to sell, own, lease and operate its respective assets and business and to carry on its respective businesses as now being conducted.

(b)Subject to the condition precedent set forth in Section 2.4(j), the Company and the MGA have all requisite power and authority to execute and deliver this Agreement and to perform all of their respective obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by the Company and the MGA have been duly and validly authorized by all necessary action of the Company and the MGA (as applicable), and no further action, consent or approval on the part of the Company or the MGA is required for the valid performance of their obligations under this Agreement, except as otherwise identified in Section 2.4(j) or Schedule 2.2(b) attached hereto.

(c)The execution, delivery and performance of this Agreement by the Company does not require the amendment of any contracts, agreements or other instruments of the Company or its Affiliates, and no third party consents or authorizations are required for the valid performance of its obligations under, or to otherwise effectuate the terms of, this Agreement, except as otherwise identified in Schedule 2.2(c) attached hereto and as contemplated by Section 8.5.

(d)There is no action, suit, investigation or proceeding pending against, or affecting the properties of the Company or the MGA before any court or arbitrator or any Governmental Entity, agency or official which challenges or seeks to prevent the consummation of the transactions contemplated hereby.

(e)Schedule 2.2(e) fully and accurately describes the Company’s premium collection process, including any Persons (including Affiliates) involved in the collection of such premiums.

Section 2.3Representations and Warranties of HCPCI.

HCPCI hereby represents and warrants to the Company as of the date of execution of this Agreement the following:

(a)HCPCI is an insurance company duly authorized and validly existing under the laws of the State of Florida and has all requisite power and authority to sell, own, lease and operate its respective assets and business and to carry on its respective businesses as now being conducted.

(b)HCPCI has all requisite power and authority to execute and deliver this Agreement and to perform all of its respective obligations hereunder and thereunder. The execution, delivery and performance of this Agreement by HCPCI has been duly and validly authorized by all necessary action of HCPCI, and no further action, consent or approval on the part of HCPCI is required for the valid performance of its obligations under this Agreement, except as otherwise identified in Schedule 2.3(b) attached hereto.

(c)The execution, delivery and performance of this Agreement by HCPCI does not require the amendment of any contracts, agreements or other instruments of HCPCI or its Affiliates, and no third party consents or authorizations are required for the valid performance of its obligations under, or to otherwise effectuate the terms of, this Agreement, except as otherwise identified in Schedule 2.3(c) attached hereto.

(d)There is no action, suit, investigation or proceeding pending against, or affecting the properties of HCPCI before any court or arbitrator or any Governmental Entity, agency or official which challenges or seeks to prevent the consummation of the transactions contemplated hereby.

Section 2.4Conditions Precedent to Effectiveness of Agreement.

In order for HCPCI’s issuance of the Replacement Policies under this Agreement to become effective, the following conditions shall have been satisfied on or before February 12, 2020:

(a)The Company shall provide to HCPCI the Policy Register in accordance with Section 2.1(a); and

(b)The Company shall provide to HCPCI fully executed and duly authorized written consents or authorizations of the Board that are required to effectuate the provisions of this Agreement, and the MGA shall provide to HCPCI fully executed and duly authorized written consents or authorizations of its board of directors, the forms of which are attached hereto as Schedule 2.4(b); and

(c)The Company shall provide to HCPCI fully executed amendments to any and all contracts, agreements or other instruments of the Company or its Affiliates, or written consents or authorizations from any third parties (including confidentiality agreements), which HCPCI determines in its sole discretion are required to effectuate the provisions of this Agreement, in such forms as are acceptable to HCPCI in its sole discretion, including amendments to any contracts, agreements, instruments, or consents and authorizations identified in Schedule 2.2(c); and

(d)The Florida Office of Insurance Regulation shall execute and issue a Consent Order on terms mutually acceptable to the Parties in their sole discretion, which has been duly executed by the Parties, approving this Agreement and the transactions contemplated herein; and

(e)The Company shall deliver to HCPCI a certification by a duly authorized officer or Representative of the Company attesting to the accuracy of the representations and warranties included in Section 2.2; and

(f)HCPCI shall deliver to the Company a certification by a duly authorized officer or Representative of HCPCI attesting to the accuracy of the representations and warranties included in Section 2.3; and

(g)The Company shall pay HCPCI the Initial UPR Transfer Amount into an account specified by HCPCI in accordance with Sections 2.1(b)(i) and 2.5; and

(h)There shall have been no changes to the Company’s business or operations after the date of execution of this Agreement that would materially and adversely affect the Company’s ability to perform its obligations under this Agreement, including, but not limited to, the premium collection process described in Section 2.2(e), as determined by HCPCI in its sole discretion; and

(i)A majority of the Company’s common shareholders and Series A preferred shareholders (voting together) shall have approved the transactions contemplated in this Agreement; and

(j)Any other deliveries contemplated by the other provisions of this Agreement.

Section 2.5Transfer of Unearned Premium Reserves.

On February 12, 2020, subject to satisfaction of the conditions set forth in Section 2.4, the Company shall transfer and pay to HCPCI Thirty Million Dollars ($30,000,000.00) in immediately available funds, which is one hundred percent (100%) of the estimated amount of the Unearned Premium Reserves as of that date (the “Initial UPR Transfer Amount”), subject to a true-up, adjustment and settlement pursuant to the provisions of Section 3.1(b).

Section 2.6Non-Assumption of Liabilities.

Neither HCPCI nor any of its Affiliates will, directly or indirectly, assume any liability or obligation of the Company or its Affiliates of any kind, character or description, regardless of when incurred, discovered or reported. HCPCI shall have no obligation or liability to pay any of the Company’s premiums, assessments, costs or other liabilities whatsoever arising from or attributed to premium taxes, residual market or guaranty fund assessments (including assessments by the Florida Insurance Guaranty Association, Florida Hurricane Catastrophe Fund, and Citizens

Property Insurance Corporation), reimbursement premiums arising under Company’s contracts with the Florida Hurricane Catastrophe Fund, or premiums arising under Company’s contracts with other reinsurers.

Article 3

PAYMENTS AND OFFSET

Section 3.1Premium Payments.

(a)Unearned Premium Reserves.

(i)On February 12, 2020, the Company shall remit to HCPCI by wire transfer of immediately available funds the Initial UPR Transfer Amount, which will not reflect an estimate of return Premiums attributed to Subject Policies that are cancelled prior to the Policy Replacement Date (the “Return Premium Amount”).

(ii)Premiums collected by the Company prior to the Policy Replacement Date (if not already included in the Initial UPR Transfer Amount) for coverage that would have been provided under the Subject Policies on or after the Policy Replacement Date shall be transferred to HCPCI net of any Return Premium Amount, which may result in a payment obligation from HCPCI to the Company, in connection with the true up procedures set forth in Section 3.1(b).

(iii)Premiums due on or after the Policy Replacement Date under Replacement Policies issued by HCPCI must be paid directly to HCPCI in accordance with the instructions included with the notices issued to the Policyholders by HCPCI on February 14, 2020. Such notices shall state that failure to timely remit such payments to HCPCI will result in HCPCI issuing a notice of cancellation of the Replacement Policy for failure to timely pay the premium.

(iv)Prior to issuing to a Policyholder a notice of cancellation for nonpayment of premium for a premium installment coming due under a Replacement Policy on or after the Policy Replacement Date, HCPCI will first contact the Company to determine whether the Policyholder or such Policyholder’s agent or mortgagee timely but mistakenly made such premium payment to the Company. If a Policyholder or such Policyholder’s agent or mortgagee mistakenly but timely pays any premium installment to the Company for coverage under a Replacement Policy after the Policy Replacement Date, the Company and HCPCI will cooperate with the Policyholder or the Policyholder’s agent or mortgagee to transmit such premium payment to HCPCI, and HCPCI will refrain from issuing to such Policyholder a notice of cancellation for nonpayment of premium due to such timely but mistaken payment to the Company.

(b)True Up Process.

(i)On June 1, 2020, the Company shall deliver to HCPCI a report (the “Preliminary UPR True Up Report”) identifying

(1)the Subject Policies that have been cancelled prior to the Policy Replacement Date;

(2)the Return Premium Amount attributed to such cancelled Subject Policies prior to the Policy Replacement Date;

(3)the total Unearned Premium Reserves collected by the Company prior to the Policy Replacement Date;

(4)the amount of Premiums collected by the Company after the February 12, 2020 transfer of the Initial UPR Transfer Amount; and

(5)the amount of commissions paid to the agents of record for the Subject Policies with regard to coverage provided after April 1, 2020.

(ii)The Preliminary UPR True Up Report will include the Company’s calculation of an amount (the “Preliminary UPR Transfer Amount”) that is equal to the Unearned Premium Reserves collected by the Company prior to the Policy Replacement Date, less amounts previously paid to agents to cover agent commissions attributed to coverage after April 1, 2020, less the Return Premium Amount, less amounts previously transferred to HCPCI. The Preliminary UPR True Up Report will include the Company’s workpapers used to compute the same.

(iii)If, within ten (10) days following its receipt of the Preliminary UPR True Up Report, HCPCI does not dispute the Preliminary UPR True Up Report or the Preliminary UPR Transfer Amount, then the Preliminary UPR True Up Report shall be deemed final for purposes of this Agreement (the “Final UPR True Up Report”) and the Preliminary UPR Transfer Amount, as set forth in the Preliminary UPR True Up Report, shall be considered final for purposes of this Agreement (the “Final UPR Transfer Amount”).

(iv)In the event HCPCI has any dispute with regard to the Preliminary UPR True Up Report or the Preliminary UPR Transfer Amount, such dispute shall be resolved in the manner described in this Section 3.1(b).  HCPCI shall notify the Company in writing of such dispute within ten (10) days after the HCPCI’s receipt of the Preliminary UPR True Up Report, which notice shall specify in reasonable detail the nature of the dispute.

(v)During the thirty (30) day period following HCPCI’s receipt of such notice, the Parties shall attempt to resolve such dispute and determine the Final UPR Transfer Report and calculation of the Final UPR Transfer Amount.

(vi)If, at the end of the thirty (30) day period specified in subsection (b)(v) above, the Parties shall have failed to reach a written agreement with respect to all or a portion of such dispute (those items that remain in dispute at the end of such period are the “Unresolved Changes”), the Unresolved Changes shall be referred to Vernon & Vernon, Certified Public Accountants, P.A., or, if such firm is unwilling or unable to serve, Hacker, Johnson & Smith, P.A. (the “Outside Accountants”), for review and resolution of any and all matters (but only such matters) which remain in dispute. If neither of the accounting firms identified in the preceding sentence are willing or able to serve in the capacity contemplated by this paragraph, the Outside Accountants will be jointly selected by the Company’s accountants and HCPCI’s accountants for review and resolution of any and all matters (but only such matters) which remain in dispute. In that case, the Company and HCPCI shall instruct their respective accountants to select the Outside Accountants in good faith within ten (10) days.  If the Company’s and HCPCI’s accountants shall not have agreed upon the Outside Accountants within such ten (10) day period, within an additional five (5) days, they shall each designate an accounting firm that has not performed work in the last two years for either the Company or HCPCI and with expertise with respect to homeowners’ insurance business in the United States and the Outside Accountants shall be selected by lot from those two accounting firms.  If only one of the Company’s and HCPCI’s accountants shall so designate a name of an accounting firm for selection by lot, such accounting firm so designated shall be the Outside Accountants.

(vii)Each Party hereto agrees to execute, if requested by the Outside Accountants, a reasonable engagement letter.  All fees and expenses relating to the work, if any, to be performed by the Outside Accountants shall be borne pro rata by the Company and HCPCI in inverse proportion to the allocation of the dollar amount of the Unresolved Changes, in the aggregate, between the Company and HCPCI made by the Outside Accountants such that the party with whom the Outside Accountants agree more closely pays a lesser proportion of the fees and expenses.  The Outside Accountants shall act as an arbitrator to determine, based solely on the provisions of this Agreement and the presentations by the Company and HCPCI, or Representatives thereof, and not by independent review, only the resolution of the Unresolved Changes.  The Outside Accountants’ resolution of the Unresolved Changes, which for each of the Unresolved Changes shall be within the range of values of the amount claimed by either Party as to any of the Unresolved Changes, shall be made within thirty (30) days of the submission of the Unresolved Changes to the Outside Accountants, shall be set forth in a written statement delivered to the Company and HCPCI and shall be deemed to be mutually agreed upon by the Company and HCPCI for all purposes of this Agreement.  Any changes to the Preliminary UPR True Up Report resulting from such resolution of the Unresolved Changes shall be made and reflected in a Final UPR True Up Report showing the Final UPR Transfer Amount.

(viii)Cooperation.  At all times prior to the determination of the Final UPR True Up Report and Final UPR Transfer Amount, the Company shall cooperate fully with HCPCI and HCPCI’s authorized Representatives, including providing, on a timely basis, all information necessary or useful in reviewing the Preliminary UPR True Up Report and calculation of the Preliminary UPR Transfer Amount.

(ix)UPR Adjustment.  If, pursuant to the Final UPR True Up Report, the Final UPR Transfer Amount is greater than the Initial UPR Transfer Amount, the Company shall pay to HCPCI, in a manner provided in Section 3.1(b)(x), the amount of such difference. If, pursuant to the final UPR True Up Report, the final UPR Transfer Amount is less than the Initial UPR Transfer Amount, HCPCI shall pay to the Company, in a manner provided in Section 3.1(b)(ix), the amount of such difference).  Any payment under this section (b)(ix) shall be referred to as the “UPR Adjustment.”

(x)Payment of UPR Adjustment.  Payment of the UPR Adjustment shall be made within five (5) business days after the amount of the UPR Adjustment has been finally determined pursuant hereto (the “UPR Settlement Period”), by wire transfer to the applicable Party of immediately available funds by the Party obligated to make such payment to the account designated by the receiving Party.

Section 3.2Offset Rights.

Except as otherwise expressly provided herein, each Party hereto, and each of its respective Affiliates at the time an offset is asserted, shall have, and may exercise at any time and from time to time, the right to offset any balance or balances due to the other Party or any of its Affiliates at the time an offset is asserted, arising under this Agreement or any other agreement hereafter entered into by and between them; provided, however, that in the event of the insolvency of a Party hereto or any of its Affiliates, offsets shall only be allowed in accordance with the provisions of Applicable Law.

Section 3.3Audit and Inspection Rights.

(a)The Company and HCPCI shall furnish each other with such records, reports and information with respect to the Subject Policies, Unearned Premium Reserves, and True Up Report as may be reasonably required by the other Party to comply with any internal reporting requirements or reporting requirements of any Governmental Entity or to prepare and complete such Party’s quarterly and annual financial statements.

(b)If the Company or HCPCI receives notice of, or otherwise becomes aware of, any inquiry, investigation, proceeding, from or at the direction of a Governmental Entity, or is served or threatened with a demand for litigation, arbitration, mediation or any other similar proceeding relating to the transactions contemplated by this Agreement, the Company or HCPCI, as applicable, shall promptly notify the other Party thereof, whereupon the Parties shall cooperate in good faith and use their respective commercially reasonable efforts to resolve such matter in a mutually satisfactory manner in light of all the relevant business, regulatory and legal facts and circumstances.

(c)Each Party shall have the right, through authorized Representatives and  upon reasonable advance notice during normal business hours, to periodically audit and inspect all books, records, and papers of the other Party solely in connection with the Subject Policies, Unearned Premium Reserves and True Up Report.  Each Party shall treat the other Party’s books, records, and papers in confidence.

Article 4

CLAIMS ADMINISTRATION

HCPCI shall have no duty, responsibility or obligation to administer any Claims occurring under the Subject Policies or arising from or in any way associated with an event or date of loss occurring before the Policy Replacement Date.

.

Article 5

REGULATORY MATTERS

At all times during the term of this Agreement, the Company and HCPCI shall hold and maintain all licenses and authorizations required under Applicable Law and otherwise take all actions that may be necessary to perform its obligations hereunder.

Article 6

DUTY OF COOPERATION

Each Party hereto shall cooperate fully with the other (and Company shall cause its vendors to cooperate) in all reasonable respects in order to accomplish the objectives of this Agreement.

Article 7

RESOLUTION OF DISPUTES

(a)Except as otherwise provided in Section 3.1(a), any dispute arising out of the interpretation, performance or breach of this Agreement, including the formation or validity hereof, that the Parties are unable to resolve after good faith negotiations shall be submitted for decision to a panel of three arbitrators. The arbitration shall be conducted under the American Arbitration Association Commercial Arbitration Rules, except as may be specifically modified herein. Notice requesting arbitration shall be in writing and sent certified or registered mail, return receipt requested, or by overnight courier service, to the Party against whom relief is sought.

(b)Each Party shall choose one individual as an arbitrator and the two arbitrators shall then choose a third arbitrator who shall preside at the hearing. If either Party fails to appoint an arbitrator within thirty (30) days after being requested to do so by the other Party, the latter, after ten (10) days’ notice by certified or registered mail or by overnight courier service of its intention to do so, may appoint the third arbitrator. If the two individuals are unable to agree upon the third arbitrator within thirty (30) days of their appointment, the third arbitrator shall be selected as follows: each arbitrator shall select three individuals and submit their names to the other arbitrator. In the event a name appears on both lists, that person shall be the third arbitrator.  Otherwise, or in the event that more than one name appears on both lists, each arbitrator shall strike two from the other arbitrator’s list.  Of the two persons remaining, one shall be chosen as the third arbitrator by drawing lots.

(c)Within thirty (30) days after the appointment of the third arbitrator, the arbitrators shall jointly determine timely periods for the filing of briefs with the panel, discovery procedures and schedules for hearings. The arbitrators shall be relieved of all judicial formalities and shall not be bound by the strict rules of law, but, rather, shall view this Agreement as an honourable engagement between the Parties. The arbitration shall take place in Tampa, Florida or such other location as mutually agreed upon by the parties.  The decision of the majority of the arbitrators, when rendered in writing, shall be final and binding. The arbitrators are empowered to grant interim relief, as they may deem appropriate.

(d)The arbitrators shall make their decision considering the customs and practices of the applicable insurance and reinsurance business and as promptly as possible following the termination of hearings.  Judgment upon the award may be entered in any court of competent jurisdiction.

(e)The Parties intend this Article to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C. Section 1, et seq.), including any amendments to that Act which are subsequently adopted, notwithstanding any other choice of law provision set forth in this Agreement.  In the event that either party refuses to submit to arbitration as required herein, the other Party may request the United States Federal District Court for the Middle District of Florida to compel arbitration in accordance with the Federal Arbitration Act.  Both Parties consent to the jurisdiction of such court to enforce this article and to confirm and enforce the performance of any award of the arbitrators.

(f)Each Party shall bear the costs of its chosen arbitrator and, unless the panel awards otherwise, its own attorneys’ fees, and jointly and equally bear, with the other Party, the costs of the third arbitrator and of the arbitration, including arbitrator travel and lodging, court reporters, room rental fees, et. al. The arbitrators may, in their discretion, award such further costs and expenses as they may consider appropriate, including attorneys’ fees to the extent permitted by the Applicable Law governing the arbitration.

Article 8

ADDITIONAL COVENANTS

Section 8.1Renewal Rights.

(a)The Company shall cause its Affiliates to cooperate with HCPCI in connection with fulfilling its obligations and duties arising under this Agreement, and the Company will enter into and execute amendments to any contracts with such Affiliates as may be necessary or appropriate to fulfill the terms of this Agreement. At a minimum, such amendments shall cause such Affiliates to assign any right, title, or interest they may have to renewals in or to the Subject Policies to HCPCI and to release the Company and HCPCI from any liability or claims for all or any portion of the Premiums.

(b)The Company covenants and agrees, from and after the date of execution of this Agreement, following written notice by HCPCI to the Company, to provide, to the extent permitted by Applicable Law and contractual obligations with third parties, to HCPCI and its respective Representatives reasonable access during normal business hours to the originals or copies of all books and records relating to the Subject Policies (to the extent such books and records are not in the possession or control of HCPCI or its Affiliates) and to reasonably make available to HCPCI any such Representatives or employees of the Company or any of its Affiliates with knowledge thereof; provided, however, that HCPCI shall not have access to or use, and will not permit any of its Affiliates or any of their respective Representatives, to have access to or use any of the items referred to in this Section 8.1 in a manner that would (i) cause the Company or its Affiliates to be in breach of any contract with any Person, and (ii) be in violation of any Applicable Law, including any applicable state or federal privacy laws.

Section 8.2Communications with Producers and Policyholders.

From and after the date of execution of this Agreement, in all cases subject to Applicable Law, the Company shall make reasonably available during business hours and upon reasonable notice employees of the Company or its Affiliates reasonably requested by HCPCI or its Representatives, to assist HCPCI in facilitating the issuance of the Replacement Policies, including, without limitation, scheduling meetings and conference calls among the Company, HCPCI and producers and sending communications (the content of which shall be subject to the Company’s prior review and reasonable approval) to producers, the actual out-of-pocket allocable costs of which will be borne by HCPCI or its Representatives, for the purpose of encouraging producers or policyholders to enter into contractual arrangements with HCPCI or its Representatives from and after the Policy Replacement Date, as reasonably requested by HCPCI. HCPCI may use the names and marks of the Company in connection with its efforts to encourage the acceptance of the Replacement Policies, subject to approval by the Company, such approval not to be unreasonably withheld.

Section 8.3Non-Solicitation with Respect to the Subject Policies.

(a)The Company agrees that, from and after Policy Replacement Date, the Company shall not, directly or indirectly, alone or in association with, on behalf or in the name of or as an employee, agent or Representative of the Company, solicit, market, offer, bind, enter into or issue insurance contracts, policies, treaties or slips for or relating to, the Subject Policies. From and after the Policy Replacement Date, the Company shall not use or permit the use of Confidential Information by its Affiliates or any other Person (except for HCPCI or its designated Affiliates) to solicit, market, offer, bind enter into or issue insurance contracts, policies, treaties, slips for or relating to the Subject Policies.

(b)The Parties hereto acknowledge that the restrictions contained in this Section 8.3 were specifically negotiated to induce HCPCI to enter into this Agreement and are reasonable and necessary to protect the legitimate interests of HCPCI, that HCPCI shall not have an adequate remedy at law for any actual or attempted breach or violation of this Section 8.3 and that HCPCI, in addition to any other rights or remedies, shall be entitled to specific performance, injunctive and other equitable relief for any actual or attempted breach or violation, as well as reasonable attorneys’ fees incurred in successfully enforcing the covenants in this Section 8.3 against any such actual or attempted breach or violation. Anything in this Agreement to the contrary notwithstanding, the rights of HCPCI under this Section 8.3 shall inure to the benefit of any successor or assign of HCPCI, including, without limitation, any Person acquiring, directly or indirectly, all or substantially all of the assets of HCPCI, whether by merger, consolidation, sale or otherwise.

(c)The provisions of this Section 8.3 shall survive expiration or termination of this Agreement.

Section 8.4No Changes to Business or Operations.

The Company covenants and agrees to make no changes to its business or operations after the date of execution of this Agreement that would materially and adversely affect the Company’s ability to perform its obligations under this Agreement, including, but not limited to, the premium collection process described in Schedule 2.2(e).

Section 8.5Agreement Binding on the MGA.

By execution of this Agreement, the MGA covenants and agrees to be bound by any covenant, duty or obligation applicable to the Company under this Agreement to the extent such covenant, duty or obligation requires consent, cooperation or performance by the MGA in order for the Company to comply with such covenant, duty or obligation. If any provision of this Agreement conflicts with any provision of that certain Managing General Agency and Claims Administration Agreement, dated October 27, 2014, between the Company and the MGA (the “MGA Agreement”), the Company and the MGA hereby agree that the MGA Agreement shall be deemed to be amended to conform to the provisions of this Agreement.

Section 8.6Data and Information.

On March 1, 2020, the Company will deliver to HCPCI, via electronic media, its historical data and information with respect to the Subject Policies, including, without limitation, data and information relating to claims, policyholder applications, underwriting, policy administration and property inspections.

Section 8.7Bonus.

Provided that the Company and its Affiliates are in compliance with the covenants set forth in this Article 8, for all Replacement Policies that are in force (or for which a Renewal Policy is in force) at June 1, 2020, HCPCI will pay to the Company a cash bonus at the rate of $50,000 per $1,000,000 (rounded up to the nearest $1,000) of the amount of Premiums In Force for such policies as of the Policy Replacement Date. For clarity, the cash bonus will be calculated as (1) the total Premiums In Force at the Policy Replacement Date with respect to Replacement Policies that are in force (or for which a Renewal Policy is in force) at June 1, 2020, (2) divided by 1,000,000 and (3) multiplied by $50,000 (rounded up to the nearest $1,000). The cash bonus will be due June 15, 2020, subject to offset of any amounts owed by the Company to HCPCI pursuant to Section 3.1(b) or as otherwise permitted by Section 3.2. The June 15, 2020 payment deadline shall be tolled pending final determination of any UPR Adjustment under Section 3.1(b).

Article 9

REGULATORY APPROVALS

The Company and HCPCI shall submit all necessary registrations, filings and notices with, and obtain all necessary consents, approvals, qualifications and waivers from, all Governmental Entities and other parties which may be required under Applicable Law as a result of the transactions contemplated by, or to perform its respective obligations under, this Agreement, including the OIR.

Article 10

TERMINATION

This Agreement shall not be subject to termination by any Party except: (i) by written agreement between HCPCI and the Company on the date indicated by such agreement, after receipt of any required approval from Governmental Entities; (ii) on or before February 14, 2020, at the election of HCPCI in its sole discretion immediately upon any breach by the Company of its covenants, representations, warranties or conditions included in Article 2 or 3, or in the event of a failure of a condition precedent in Section 2.4; or (iii) on or before February 14, 2020, at the election of the Company in its sole discretion immediately upon any breach by HCPCI of its covenants, representations, warranties or conditions included in Article 2 or 3, or in the event of a failure of a condition precedent in Section 2.4. For clarity, if the Company fails to satisfy a condition precedent by the applicable date specified in Section 2.4, HCPCI may in its sole discretion extend the period within which such condition may be satisfied to a date not later than February 14, 2020.

Article 11

INDEMNIFICATION

Section 11.1Indemnification Obligations of the Company.

Subject to the provisions of this Agreement, the Company agrees to indemnify and hold HCPCI and its Affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against and in respect of all liabilities, damages, losses, costs or expenses, including attorneys’ fees, resulting from or relating to a breach by the Company or any of its Affiliates of any covenant or agreement of the Company or any of its Affiliates in this Agreement and for any liabilities arising from or attributed to the Subject Policies.

Section 11.2Indemnification Obligations of HCPCI.

Subject to the provisions of this Agreement, HCPCI agrees to indemnify and hold the Company and its Affiliates, predecessors, successors and assigns (and their respective officers, directors, employees and agents) harmless from and against and in respect of all liabilities, damages, losses, costs or expenses, including attorneys’ fees, resulting from or relating to a breach by HCPCI or any of its Affiliates of any covenant or agreement of HCPCI or any of its Affiliates in this Agreement and for any liabilities arising from or attributed to the Replacement Policies or Renewal Policies

Article 12

MISCELLANEOUS

Section 12.1Notices.

All notices, requests, demands and other communications hereunder shall be given in writing and shall be:  (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the Parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service.  The respective addresses to be used for all such notices, demands or requests are as follows:

(a)If to the Company, to:

Allan J. Rotlewicz, General Counsel

Anchor Property & Casualty Insurance Company

5959 Central Avenue, Suite 200

St. Petersburg, FL 33710

(727) 853-6723 (tel)

(727) 914-7252 (fax)

arotlewicz@relyonanchor.com

with a copy to:

Michael Mills

Holland & Knight, LLP

100 North Tampa Street, Suite 4100

Tampa, FL 33602

(813) 227-6324 (tel)

(813) 314-5005 (fax)

michael.mills@hklaw.com

or to such other person or address as the Company shall furnish to HCPCI in writing.

(b)	If to HCPCI, to:

Karin Coleman, President

5300 West Cypress Street, Suite 100

Tampa, FL 33607

(813) 405-3617 tel

(813) 865-0174 fax

kcoleman@hcigroup.com

with copies to:

Andrew L. Graham, General Counsel

5300 West Cypress Street, Suite 100

Tampa, FL 33607

(813) 405-3615 (tel)

(813) 865-0174 (fax)

agraham@hcigroup.com

Wes Strickland

Colodny Fass, P.L.L.C.

119 East Park Avenue

Tallahassee, FL 32301

(850) 577-0398 (tel)

(850) 577-0385 (fax)

wstrickland@colodnyfass.com

or to such other person or address as HCPCI shall furnish to the Company in writing.

If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal.  Any Party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

Section 12.2Assignment; Parties in Interest.

(a)Assignment.  Except as expressly provided herein, the rights and obligations of a Party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other Party.

(b)Parties in Interest.  This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the Parties and their respective successors and permitted assigns.  Nothing contained herein shall be deemed to confer upon any other Person any right or remedy under or by reason of this Agreement.

Section 12.3Waivers and Amendments; Preservation of Remedies.

This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by each of the Parties or, in the case of a waiver, by the Party waiving compliance.  No delay on the part of any Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any Party of any right, power, remedy or privilege, nor any single or partial exercise of any such right, power, remedy or privilege, preclude any further exercise thereof or the exercise of any other such right, remedy, power or privilege.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any Party may otherwise have under Applicable Law or in equity.

Section 12.4Governing Law; Venue.

This Agreement shall be construed and interpreted according to the internal laws of the State of Florida excluding any choice of law rules that may direct the application of the laws of another jurisdiction.  Subject to the parties’ obligation to arbitrate any disputes in accordance with the provisions of Article 7, the Parties hereby stipulate that any action or other legal proceeding arising under or in connection with this Agreement may be commenced and prosecuted in its entirety in the federal or state courts sitting in Tampa, Florida, each Party hereby submitting to the personal jurisdiction thereof, and the Parties agree not to raise the objection that such courts are not a convenient forum.  Process and pleadings mailed to a party at the address provided in Section 12.1 shall be deemed properly served and accepted for all purposes.

Section 12.5Counterparts.

This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Section 12.6Entire Agreement; Merger.

This Agreement, and any exhibits, schedules and appendices attached hereto and thereto, together constitute the final written integrated expression of all of the agreements among the Parties with respect to the subject matter hereof and is a complete and exclusive statement of those terms, and supersede all prior or contemporaneous, written or oral, memoranda, arrangements, contracts and understandings between the Parties relating to the subject matter hereof. Any representations, promises, warranties or statements made by any Party which differ in any way from the terms of this Agreement shall be given no force or effect.  The Parties specifically represent, each to the other, that there are no additional or supplemental agreements or contracts between or among them related in any way to the matters herein contained unless specifically included or referred to in this Agreement.  No addition to or modification of any provision of this Agreement shall be binding upon either Party unless embodied in a dated written instrument signed by both Parties.

Section 12.7Headings.

The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

Section 12.8Severability.

If any part of this Agreement is contrary to, prohibited by, or deemed invalid under Applicable Law or regulations, that provision shall not apply and shall be omitted to the extent so contrary, prohibited, or invalid; but the remainder of this Agreement shall not be invalidated and shall be given full force and effect insofar as possible.

Section 12.9Expenses.

Regardless of whether or not the transactions contemplated in this Agreement are consummated, each of the Parties shall bear their own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby, except as otherwise expressly provided for in this Agreement.

Section 12.10Further Assurances.

HCPCI and the Company shall use commercially reasonable efforts to take, or cause to be taken, all actions or do, or cause to be done, all things or execute any documents necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, subject to its terms; provided, however, that any such additional documents must be reasonably satisfactory to each of the Parties and not impose upon either Party any material liability, risk or obligation not contemplated by this Agreement.

Section 12.11Currency.

The currency of this Agreement and all transactions under this Agreement shall be in United States Dollars.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written above.

ANCHOR PROPERTY & CASUALTY INSURANCE COMPANY

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ANCHOR INSURANCE MANAGERS, INC.

By

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HOMEOWNERS CHOICE PROPERTY & CASUALTY iNSURANCE cOMPANY, INC.

By

Title